UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAIC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3562868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-128021

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.0001 per share (the “Common Stock”), of SAIC, Inc. (the “Registrant”) is incorporated herein by reference to the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-128021), filed with the Securities and Exchange Commission on September 1, 2005, as amended (the “Registration Statement”). Any form of prospectus that is subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.

Item 2.	Exhibits

Under the Instructions to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 10, 2006	SAIC,INC.

	By:	/S/ DOUGLAS E. SCOTT
Douglas E. Scott Senior Vice President, General Counsel and Secretary

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